Exhibit 99.1

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

Contact:        FOR IMMEDIATE RELEASE
Investor Relations
804.289.9709
Brink’s Releases Statement on Impact of COVID-19

RICHMOND, Va., March 17, 2020 – The Brink’s Company (NYSE:BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today released the following statement from president and CEO Doug Pertz regarding the impact of the coronavirus outbreak on the company.

“We are closely monitoring the COVID-19 pandemic and its impact on our employees, customers, suppliers and financial results. We have enacted safety protocols to protect our employees and are working with customers so that we may safely interact with their employees and effectively manage their cash management needs.

“At this point in time, it’s difficult to predict the duration of the pandemic and its impact on our business. However, we expect a reduction in overall demand, particularly in the retail segment, to have a negative impact on our first-quarter and full-year results. We also expect results to be affected by negative currency translation, as the U.S. dollar has recently strengthened against many currencies due to COVID-19 uncertainties. We plan to provide an update on business conditions when we release first-quarter 2020 results.

“Despite the evolving dynamics of COVID-19 and the uncertainty of its impact on our results, we believe Brink’s will emerge from this crisis in a strong position in 2021. Throughout our 161-year history, Brink’s has overcome many challenges, in part because the services we provide are essential to the economies of so many countries. We have a strong operating model, a solid balance sheet, strong free cash flow, diversified revenue streams that are highly recurring, low debt leverage and new strategic opportunities in the broader cash ecosystem. We believe these attributes position us uniquely to demonstrate resiliency in an economic downturn. We are also focused on completing our acquisition of G4S operations in 17 markets and executing our next 3-year strategic plan, which we believe will give us an even stronger platform for growth in 2021 and beyond.”

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, route-based secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 41 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward looking information. Forward-looking information in these materials includes, but is not limited to: expected demand for the Company’s services and the impact on results, the impact of negative currency translation and Brink’s position following the COVID-19 pandemic.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; impact of pandemics, acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2019, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

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